Exhibit 8.1

LIST OF SUBSIDIARIES OF YANZHOU COAL MINING COMPANY LIMITED

As of December 31, 2015, we owned the following major subsidiaries:

Name of subsidiary	Country of incorporation/ registration and operation

Yankuang Shanxi Neng Hua Company Limited	PRC
Shanxi Heshun Tianchi Energy Company Limited	PRC
Shanxi Tianhao Chemicals Company Limited	PRC
Zoucheng Yankuang Beisheng Industry & Trading Co., Ltd	PRC
Shandong Yanmei Shipping Co., Ltd.	PRC
Inner Mongolia Haosheng Coal Mining Co., Ltd	PRC
Zhongyan Trade Co., Ltd	PRC
Yanzhou Coal Mining Yulin Neng Hua Co., Ltd	PRC
Yanmei Heze Company Limited	PRC
Inner Mongolia, Yanzhou Coal Ordos Neng Hua Company Limited	PRC
Inner Mongolia Yize Mining Investment Co., Ltd	PRC
Inner Mongolia Rongxin Chemicals Co., Ltd	PRC
Inner Mongolia Daxin Industrial Gas Co., Ltd	PRC
Inner Mongolia Xintai Coal Mining Company Limited	PRC
Ordos Zhuanlongwan Coal Mining Company Limited	PRC
Ordos Yingpanhao Coal Mining Company Limited	PRC
Shandong Hua Ju Energy Company Limited	PRC
Shandong Yanmei Rizhao Port Coal Storage and Blending Co., Ltd.	PRC
Qingdao Yanmei Dongqi Energy Co., Ltd	PRC
Shandong Coal Trading Centre Co., Limited	PRC
Shandong Zhongyin Logistics & Trade Company Limited	PRC
Zhongyin Financial Leasing Company Limited	PRC
Duanxin Investment Holding (Beijing) Company Limited	PRC
Shandong Duanxin Supply Chain Management Co., Ltd	PRC
Heze Duanxin Supply Chain Management Co., Ltd	PRC
Dalateqi Duanxin Supply Chain Management Co., Ltd	PRC
Qingdao Zhongyin Ruifeng International Trading Co., Ltd	PRC
Yancoal Australia Limited	Australia
Austar Coal Mine Pty, Limited	Australia
Gloucester Coal Limited	Australia
Yancoal Australia Sales Pty Ltd	Australia
Yancoal SCN Ltd	Australia
Yancoal Mining Services Ltd	Australia
Watagan Mining Company Pty Ltd	Australia
Yancoal Resources Ltd	Australia
Westralian Prospectors NL	Australia
Eucla Mining NL	Australia
CIM Duralie Pty Ltd	Australia

Duralie Coal Marketing Pty Ltd	Australia
Duralie Coal Pty Ltd	Australia
Gloucester (SPV) Pty Ltd	Australia
Gloucester (Sub Holdings 1) Pty Ltd	Australia
Gloucester (Sub Holdings 2) Pty Ltd	Australia
SASE Pty Limited	Australia
Proserpina Coal Pty Ltd	Australia
Yarrabee Coal Company Pty Ltd	Australia
White Mining Limited	Australia
Moolarben Coal Operations Pty Ltd	Australia
Moolarben Coal Mines Pty Limited	Australia
Felix NSW Pty Ltd	Australia
Moolarben Coal Sales Pty Ltd	Australia
CIM Mining Pty Ltd	Australia
Donaldson Coal Holdings Limited	Australia
Monash Coal Holdings Pty Ltd	Australia
Athena Coal Operation Pty Ltd	Australia
Athena Coal sales Pty Ltd	Australia
Paway Limited	British Virgin Islands
White Mining Services Pty Limited	Australia
Ashton Coal Operations Pty Limited	Australia
Ashton Coal mines Limited	Australia
White Mining (NSW) Pty Limited	Australia
CIM Stratford Pty Ltd	Australia
CIM Services Pty Ltd	Australia
Donaldson Coal Pty Ltd	Australia
Donaldson Coal Finance Pty Ltd	Australia
Monash Coal Pty Ltd	Australia
Stradford Coal Pty Ltd	Australia
Stradford Coal Marketing Pty Ltd	Australia
Abakk Pty Ltd	Australia
Newcastle Coal Company Pty Ltd	Australia
Primecoal International Pty Ltd	Australia
Yancoal International (Holding) Co., Ltd	Hong Kong
Yancoal International Resources Development Co., Limited	Hong Kong
Yancoal International Technology Development Co., Limited	Hong Kong
Yancoal International Trading Co., Limited	Hong Kong
Yancoal Luxembourg Resources Holding Co., Ltd	Luxembourg
Yancoal Canada Resources Holding Co., Ltd	Canada
Athena Holdings P/L	Australia
Premier Coal Holdings P/L	Australia
Tonford Holdings P/L	Australia
Wilpeena Holdings P/L	Australia

Yancoal Energy P/L	Australia
Yancoal International Technology Development Pty Ltd	Australia
Athena Coal Mine Pty Ltd	Australia
Premier Coal Limited	Australia
Tonford Pty Ltd	Australia
Syntech Holdings Pty Ltd	Australia
Syntech Holdings II Pty Ltd	Australia
UCC Energy Pty Limited	Australia
Premier Char Pty Ltd	Australia
Yancoal Technology Development Pty Ltd	Australia
AMH (Chinchilla Coal) Pty Ltd	Australia
Syntech Resources Pty Ltd	Australia
Mountfield Properties Pty Ltd	Australia
Yankuang Donghua Heavy Industry Limited	PRC
Yankuang Group Tangcun Industrial Co., Ltd	PRC
Shandong Yankuang Group Changlong Cable Manufacturing Co., Ltd	PRC
Zhoucheng Chengyan Material Inspection and Testing Co., Ltd	PRC
Yankuang Group Mainland Machinery Co. Ltd	PRC
Yankuang Group Yanzhou Sanfanggang Structural Engineering	PRC
Yankuang Group Zoucheng Jinming Electrical Company Limited	PRC
Yankuang Group Zoucheng Dehailan Rubber Product Co., Ltd	PRC
Yanzhou Dongfang Electrical Co., Ltd	PRC
Yankuang Group Jintong Rubber Co., Ltd	PRC
Yankuang Jintong Latin American Co., Ltd	Peru

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